SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                           Unigene Laboratories, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                           Fairfield, New Jersey 07004
                                 (201) 882-0860


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 30, 1997

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 83 Fulton Street, Boonton, New Jersey 07005 on June 30, 1997, at 11:00 A.M., Eastern Daylight Time, for the following purposes:

     1. To elect directors of the Company;

     2. To approve an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, par value $.01 per share, from 48,000,000 shares to 60,000,000 shares.

     3. To approve an amendment to the Company's 1994 Employee Stock Option Plan to increase the total number of shares that may be sold by 750,000 shares.

     4. To ratify the appointment of KPMG Peat Marwick LLP as auditors of the Company; and

     5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on May 1, 1997, as the record date for the determination of stockholders who are entitled to notice of and to vote at the meeting.

     A copy of the Company's Annual Report for the year ended December 31, 1996, is sent to you herewith.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                              By Order of the Board of Directors

                                              RONALD S. LEVY
                                              Secretary
May 12, 1997

                           Unigene Laboratories, Inc.
                              110 Little Falls Road
                        Fairfield, New Jersey 07004-2193
                                 (201) 882-0860

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Unigene Laboratories, Inc., a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 83 Fulton Street, Boonton, New Jersey 07005, on June 30, 1997, at 11:00 A.M., Eastern Daylight Time.

     You are requested to complete, date and sign the accompanying form of proxy and return it to the Company in the enclosed envelope. The proxy may be revoked at any time before it is exercised by written notice to the Company bearing a later date than the date on the proxy, provided such notice is received by the Company prior to the start of the meeting. Any stockholder attending the meeting may vote in person whether or not he has previously submitted a proxy. Where instructions are indicated, a duly executed proxy will be voted in accordance with such instructions. Where no instructions are indicated, a duly executed proxy will be voted for each of the director nominees named herein and in favor of each of the proposals set forth in the attached Notice.

     The Board of Directors has fixed the close of business on May 1, 1997, as the record date (the "Record Date") for the determination of stockholders who are entitled to notice of and to vote at the meeting. As of the Record Date, the outstanding shares of the Company entitled to vote were 36,998,412 shares of common stock, par value $.01 per share ("Common Stock"), the holders of which are entitled to one vote per share.

     A majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the conduct of business at the Annual Meeting. Directors will be elected by a plurality of the votes cast. The affirmative vote of a majority of the outstanding shares is required for the approval of the increase in the authorized shares of Common Stock and for the approval of the increase in the total number of shares that may be sold under the 1994 Employee Stock Option Plan. The affirmative vote of a majority of the votes present and entitled to vote is required for the ratification of the appointment of KPMG Peat Marwick LLP as auditors of the Company. For matters that require for adoption the affirmative vote of a majority of the shares of Common Stock outstanding, broker non-votes and abstentions will constitute a vote against the matter. For matters that require for adoption the affirmative vote of a majority of the shares of Common Stock present and entitled to vote, abstentions are considered as shares present and entitled to vote and, therefore, have the effect of a no vote, whereas broker non-votes are considered shares not present and entitled to vote and, therefore, have no impact on the outcome of the vote.

     This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and form of proxy are being mailed to the stockholders on or about May 12, 1997. A copy of the Company's Annual Report for the year ended December 31, 1996, is also enclosed.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of May 1, 1997, concerning the persons who are known by the Company to own beneficially more than 5 percent of the outstanding shares of Common Stock, other than persons who are identified under the heading "Security Ownership of Management".

    Name and Address of           Amount of Beneficial            Percentage of
     Beneficial Owner                  Ownership              Outstanding Shares
     ----------------                  ---------              ------------------
  Loews Corporation (1)               3,000,000                      7.9.%
  CNA Plaza
  Chicago, IL 60685

------------------
(1) Based on information furnished by Loews Corporation in a Schedule 13G, dated
  March 4, 1997,  filed with the Securities and Exchange  Commission in which it reports that the securities, which consist of 2,000,000 shares of Common Stock and  warrants  to  purchase  1,000,000  shares of Common  Stock,  are owned by
  Continental Casualty Company, which is owned by CNA Financial Corp., a company in which Loews Corporation has an 84% equity interest.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information as of May 1, 1997, concerning the beneficial ownership of Common Stock by each director of the Company, each executive officer of the Company listed in the Summary Compensation Table, and all directors and executive officers of the Company as a group.

                                                                       Common Stock of the Company
                                                                       ---------------------------
                Name of                                      Amount and Nature of                     Percent of
            Beneficial Owner                                 Beneficial Ownership(1)                     Class
            ----------------                                 -----------------------                     -----
            Warren P. Levy                                        1,911,700 (2)                           5.2%
            Ronald S. Levy                                        1,926,700 (2)                           5.2%
            Jay Levy                                                439,950                               1.2%
            Robert F. Hendrickson                                    15,000                                --
            Robert G. Ruark                                          30,000 (3)                           0.1%
            George M. Weimer                                         30,000 (4)                           0.1%
            Directors and Executive Officers
            as a Group (6 persons)                                4,153,350 (2)(5)                       11.2%
----------------------
(1)  Unless otherwise noted, each listed person and each member of the group has reported that he has sole voting and sole dispositive power with respect to securities shown as beneficially owned by him.

(2) Includes 200,000 shares of Common Stock held in a family trust over on which Warren P. Levy and Ronald S. Levy in their capacity as trustees share voting and dispositive power.

(3) Consists solely of shares of Common Stock that Mr. Ruark has the right to acquire pursuant to stock options that are exercisable immediately.

(4) Consists solely of shares of Common Stock that Mr. Weimer has the right to acquire pursuant to stock options that are exercisable immediately.

(5) Includes an aggregate of 60,000 shares of Common Stock that such persons have the right to acquire pursuant to stock options that are exercisable immediately.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     Six directors of the Company are to be elected at the meeting. The directors will serve until the Annual Meeting of Stockholders to be held in 1998, and until their respective successors shall have been elected and qualified.

     Each of the persons named below is currently a director of the Company and, except for Robert F. Hendrickson, each was elected as a director at the Company's Annual Meeting of Stockholders in 1996. Mr. Hendrickson was elected a director by the Board of Directors in January 1997. The Board of Directors of the Company has no reason to believe that any of the nominees will be unavailable for election as a director. However, should any of them become unwilling or unable to accept nomination for election, the individuals named in the enclosed proxy will vote for the election of a substitute nominee selected by the Board of Directors or, if no such person is nominated, the Board of Directors will reduce the number of directors to be elected.

     The following table sets forth certain information with respect to the six nominees.

                                                                 Served
                                                               Continuously
              Name                              Age           as Director Since
              ----                              ---           -----------------
              Warren P. Levy (1)                45                  1980
              Ronald S. Levy (1)                48                  1980
              Jay Levy (1)                      73                  1980
              Robert F. Hendrickson             64                  1997
              Robert G. Ruark                   55                  1993
              George M. Weimer                  78                  1984


--------------------
(1)  Dr.  Warren P. Levy and Dr. Ronald S. Levy are brothers and are the sons of
     Mr. Jay Levy.

     Dr. Warren P. Levy, a founder of the Company, has served as President, Chief Executive Officer and director of the Company since its formation in November 1980. Dr. Levy holds a Ph.D. in biochemistry and molecular biology from Northwestern University and a bachelor's degree in chemistry from the Massachusetts Institute of Technology.

     Dr. Ronald S. Levy, a founder of the Company, has served as Vice President and director of the Company since its formation in November 1980 and as Secretary since May 1986. Dr. Levy holds a Ph.D. in bioinorganic chemistry from Pennsylvania State University and a bachelor's degree in chemistry from Rutgers University.

     Mr. Jay Levy, a founder of the Company, has served as Chairman of the Board of Directors and Treasurer of the Company since its formation in November 1980. Mr. Levy is a part-time employee of the Company and devotes approximately 15% of his time to the Company. From 1985 through February 1991, he served as the principal financial advisor to the Estate of Nathan Cummings and its principal beneficiary, The Nathan Cummings Foundation, Inc., a large charitable foundation. For the seventeen years prior thereto, he performed similar services for the late Nathan Cummings, a noted industrialist and philanthropist.

     Mr. Robert F. Hendrickson has been a director since January 1997. Mr. Hendrickson was Senior Vice President, Manufacturing and Technology, for Merck & Co., Inc., an international pharmaceutical company, from 1985 to 1990. Since 1990, Mr. Hendrickson has been a management consultant with a number of biotechnology and pharmaceutical companies among his clients. He is currently Chairman of the Board of Envirogen, Inc. an environmental biotechnology company, and a director of Cytogen, Inc. and The Liposome Co., Inc., both of which are biotechnology companies.

     Mr. Robert G. Ruark has been an independent consultant since June 1993. Prior thereto, he had been employed by Merck and Co., Inc., an international pharmaceutical company, for 25 years in various legal and administrative capacities. Mr. Ruark, an attorney, has extensive experience in international licensing and business development. When he retired in 1993, Mr. Ruark was Vice President of the Merck Human Health Division.

     Mr. George M. Weimer has been an independent  general  partner and director of Westford Technology Ventures L.P., a venture capital investment company, since May 1988. For more than 40 years prior thereto, Mr. Weimer worked in various administrative capacities for divisions and subsidiaries of Merck & Co., Inc. and E.R. Squibb & Sons, both of which are major international pharmaceutical companies. When he retired in 1984, Mr. Weimer was Senior Vice President-Administration for Merck Sharp & Dohme International Pharmaceuticals, Inc., a position he had held since 1981. Since 1984, he has served as a pharmaceutical consultant for the Company and, from time to time, for other corporations.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company does not have standing nominating or compensation committees. The members of the Audit Committee are Jay Levy, Robert
G. Ruark and George M. Weimer. The Audit Committee consults with the independent certified public accountants and reviews the reports submitted by such auditors.

     During 1996, there were four meetings of the Board of Directors and one meeting of the Audit Committee.

     Directors who are neither employees nor consultants on retainer receive a fee of $1,000 for each Board meeting attended. Mr. Robert G. Ruark and Mr. Robert F. Hendrickson are the only directors who qualified for such fees. Although not on retainer, Mr. Ruark is entitled to consulting fees of either $500 or $1,000 per day, depending on the type of project. No such fees were paid to Mr. Ruark in 1996. Mr. George M. Weimer receives a $1,000 per month retainer for consulting services. Mr. Weimer is also entitled to receive commissions ranging from 1% to 3% on revenues procured by him for the Company. No such commissions have been earned to date. The Company believes that the fee and commission arrangements with Mr. Ruark and Mr. Weimer are no more favorable than would be paid to unaffiliated third parties. Audit Committee members do not earn additional compensation.

     In 1994, the Company's stockholders approved the adoption of the 1994 Outside Directors Stock Option Plan (the "Plan"). Under the Plan, each person who was an outside director at the time of the adoption of the Plan was granted, and each person who subsequently is elected as an outside director is granted, a ten-year option to purchase 30,000 shares of Common Stock at an exercise price equal to the market price of the Common Stock on the date of the grant. The options vest in equal annual increments over the three-year period following the grant. If the recipient's service as a director terminates, the option will expire three (3) months after the date of such termination. Messrs. Hendrickson, Ruark and Weimer each have received under the Plan grants of options to purchase 30,000 shares.

REPORT OF THE BOARD OF DIRECTORS ON 1996 EXECUTIVE COMPENSATION

     The entire Board of Directors was responsible for determining the 1996 compensation of the three executive officers of the Company. This Report describes the policies and other considerations used by the Board in establishing such compensation.

     The members of the Board are familiar with various forms and types of remuneration from reports of other public corporations and their own business experience.

     The Board has determined that, because the Company was still in a research and preproduction phase in 1996, compensation for 1996 for executive officers could not be related primarily to the performance of the Company's stock or to the annual profit performance of the Company. A primary consideration for the compensation of an executive officer of the Company is his leadership effort in the development of proprietary products and processes, and in planning for future growth and profitability. Other significant factors considered by the Board of Directors in determining executive officers' compensation were salaries paid by other public companies in the health-care related biotechnology field to comparable officers, the duties and responsibilities of the executive officers in the past and as projected, their past performance and commitment to the Company, and incentives for future performance, although no specific weighting was allocated to any of these considerations. The executive officers were also consulted with respect to their compensation and their plans for compensation for other personnel in order to coordinate all compensation policies of the Company.

     The Board of Directors determined that no bonuses or salary increases should be paid to executive officers in 1996, primarily on the basis of the Company's losses and the projected expenses and cash flow required for the further development and clinical trials for the Company's calcitonin pill as well as the regulatory expenses and clinical trials for the Company's injectable form of calcitonin.

     The Board also determined that no stock options be awarded to executive officers for 1996, at the request of such executive officers.

     The compensation for the Chief Executive Officer for 1996 was based on the same policies and considerations set forth above for executive officers generally.

                                                  Warren P. Levy
                                                  Ronald S. Levy
                                                  Jay Levy
                                                  Robert G. Ruark
                                                  George M. Weimer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Executive compensation for 1996 was determined by the Board of Directors of the Company consisting of Messrs. Warren P. Levy, Ronald S. Levy, Jay Levy, Robert G. Ruark, and George M. Weimer.

     Three of the members of the Board of Directors, Warren P. Levy, Ronald S. Levy and Jay Levy, are executive officers of the Company. Jay Levy is the father of Warren and Ronald Levy.

     During 1995, Warren P. Levy, Ronald S. Levy, Jay Levy and another family member loaned a total of $1,905,000 to the Company of which $1,850,000 was secured by secondary liens on the Fairfield plant and equipment and the Boonton manufacturing equipment. The notes bear interest at the Merrill Lynch Margin Loan Rate plus .25% (8.875% at April 15, 1997). Under the terms of the Company's 9.5% Senior Secured Convertible Debentures, for so long as the Debentures are outstanding, repayment of the loans is contingent upon the achievement of certain corporate benchmarks and is subject to a maximum limitation of $1,250,000. A total of $440,000 in principal payments was made during 1996, leaving an outstanding balance of $1,465,000 at December 31, 1996. No interest has been paid to date.

EXECUTIVE COMPENSATION

     The following table sets forth for the years 1996, 1995 and 1994 compensation paid to the Chief Executive Officer of the Company and to each other executive officer whose compensation in 1996 exceeded $100,000 for services rendered by such executive officers in all capacities in which they served:

                                               SUMMARY COMPENSATION TABLE

                                                                                                           All Other
                                      Annual Compensation               Long Term Compensation          Compensation(1)
                                      -------------------               -----------------------         ---------------
                                                                               Awards           Payouts
                                                                               ------           -------
                                                          Other        Restricted
Name and                                                  Annual          Stock     Options/      LTIP
Principal Position        Year       Salary    Bonus    Compensation      Award       SARs       Payouts
------------------        ----       ------    -----    ------------      -----       ----       -------
Warren P. Levy,           1996      $145,454   $ -0-       $ -0-          $ -0-      $ -0-        $ -0-    $ 13,806
  President, Chief        1995       145,394     -0-         -0-            -0-        -0-          -0-      13,811
  Executive Officer       1994       145,344     -0-         -0-            -0-        -0-          -0-      12,942
  and Director
Dr. Ronald S. Levy,       1996       140,889     -0-         -0-            -0-        -0-          -0-      16,746
  Vice President and      1995       140,829     -0-         -0-            -0-        -0-          -0-      16,616
  Director                1994       140,716     -0-         -0-            -0-        -0-          -0-      13,914


----------------
(1)  Represents  premium  paid by the  Company on  executive  split-dollar  life insurance.

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the NASDAQ Market Index and of a peer group index determined by Standard Industrial Classification (SIC) code.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG UNIGENE LABORATORIES, INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]

                                             FISCAL YEAR ENDING
                              --------------------------------------------------
COMPANY                       1991     1992     1993     1994     1995     1996
-------                       ----     ----     ----     ----     ----     ----
UNIGENE LABS INC              100     101.52     60.61   57.58    31.82    49.24
INDUSTRY INDEX                100      82.68     68.63   46.07    89.42    79.54
BROAD MARKET                  100     100.98    121.13  127.17   164.96   204.98

                         The industry index chosen was:
           SIC Code 8731 - Commercial Physical & Biological Research
          The current composition of the industry index is as follows:


Abiomed Inc.
AC Nielsen Corp.
Affymetrix Inc.
Amerigon Inc. CL A
Aura Systems Inc.
Avigen Inc.
Cadus Pharmaceutical CP
Catalytica Inc.
Celgene Corp.
Cocensys Inc.
Collaborative Clin Res
Conductus Inc.
Core Laboratories N.V.
Covance Inc.
Cree Research Inc.
CV Therapeutics Inc.
Cyclo 3 PSS Corp.
Ecogen Inc.
Ecoscience Corp.
Electronic Designs Inc.
Electrosource Inc.
Energy Biosystems Corp.
Energy Conversn Devices
Excel Technology Inc.
Fiberchem Inc.
Genset ADR

Illinois Superconductor
Incyte Pharmaceuticals
Innerdyne Inc.
Integrated Process Equip.
Irvine Sensors Corp.
KFX Inc.
Kopin Corp.
Krug Internat Corp
Life Medical Science Inc.
Lifecell Corporation
Liposome Co. Inc.
Myriad Genetics Inc.
Neopharm Inc.
Neose Technologies Inc.
Neotherapeutics Inc.
Neurocrine Biosciences
Organogenesis Inc.
Pacific Biometrics Inc.
Parexel Internat CP
Pharmaceutical Prod Dev
Pharmacopeia Inc.
Polymer Research of Amer
Primark Corp.
Protein Polymer Tech
Quintiles Transational
Research Frontiers Inc.
Satcon Technology Corp.
SI Diamond Technol
Spire Corp.
Summit Technology Inc.
Superconductor Tech.
Synaptic Pharmaceutical
Valence Technology Inc.
Xenova GR PLC ADS
XXSYS Technologies Inc.

                                   PROPOSAL 2
        AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED
                COMMON STOCK FROM 48,000,000 TO 60,000,000 SHARES

     The Board of Directors unanimously has adopted resolutions approving and recommending that the stockholders adopt an amendment to Paragraph FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 48,000,000 shares to 60,000,000 shares. Shares of the Common Stock do not have preemptive or similar rights.

     As of April 15, 1997, the Company had a total of 37,005,702 shares of Common Stock issued and outstanding and a total of 7,987,918 shares of Common Stock reserved for issuance as follows:

                                                          No. of Shares Reserved
                                                          ----------------------
         1984 Employee Stock Option Plan                          198,650
         1994 Employee Stock Option Plan                        1,500,000
         1994 Outside Director Stock Option Plan                  180,000
         Convertible Debentures                                   774,362
         Warrants                                               5,319,906
         Other Options                                             15,000
                                                                ---------
         Total Shares Reserved                                  7,987,918

     The Board of Directors of the Company believes that the increase in the number of authorized shares of Common Stock is in the best interests of the Company and its stockholders. The Board of Directors believes that the authorized Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors to be necessary or desirable. The Board of Directors considers the increase of the authorized number of shares of Common Stock essential to ensure prompt availability of shares for issuance should transactions requiring the issuance of additional shares, warrants or options be consummated. Also, the outstanding warrants and options have, and any warrants or options issued in the future may contain, anti-dilution provisions requiring adjustments which would increase the number of shares subject to such warrants and options under certain circumstances.

     Under the Delaware General Corporation Law, the Board of Directors generally may issue authorized but unissued shares of Common Stock without further stockholder approval. The Board of Directors does not currently intend to seek stockholder approval prior to any future issuance of the additional authorized shares of Common Stock, unless stockholder action is required in a specific case by applicable law, the rules of any exchange or market on which the Company's securities may then be listed, or the Certificate of Incorporation or By-Laws of the Company then in effect. Frequently, opportunities arise that require prompt action, and the Company believes that the delay necessitated for stockholder approval of a specific issuance could be to the detriment of the Company and its stockholders.

     The additional shares of Common Stock authorized for issuance pursuant to this proposal will have all of the rights and privileges that the currently outstanding shares of Common Stock possess under the Company's Certificate of Incorporation. The increase in authorized shares would not affect the terms or rights of holders of existing shares of Common Stock. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors.

     The issuance of any additional shares of Common Stock by the Company may, depending on the circumstances under which those shares are issued, reduce stockholders' equity per share and would reduce the percentage ownership of Common Stock of existing stockholders.

     The authorized but unissued shares of Common Stock could be used to make more difficult a change in control of the Company. For example, such shares could be sold to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines not to be in the best interests of the Company and its stockholders. Such a sale could have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company, since the issuance of new shares could be used to dilute the stock ownership of the acquirer. Neither the Certificate of Incorporation nor By-Laws of the Company now contains any provisions that are generally considered to have an anti-takeover effect. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

     To accomplish  the increase of the authorized  shares of Common Stock,  the
following   resolution   authorizing   the  amendment  of  the   Certificate  of
Incorporation will be submitted to a vote of the stockholders at the meeting:

     "RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall be and read as follows:

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is sixty million (60,000,000), having a par value of $.01 per share. All such shares are of one class and are common stock."

     Approval of the resolution authorizing the amendment to increase the number of authorized shares of Common Stock requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 48,000,000 TO 60,000,000 SHARES.

                                   PROPOSAL 3
           AMENDMENT TO THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN

     On June 17, 1994, the stockholders approved the adoption of the 1994 Employee Stock Option Plan ("1994 Plan"). The 1994 Plan provides for the issuance of a maximum of 1,500,000 shares of Common Stock. Through April 15, 1997, options for an aggregate of 1,442,250 shares of Common Stock have been granted. After taking into account the cancellation of options for 85,200 shares, 142,950 shares remain available for option grants under the 1994 Plan. Of the total options granted, 538,750 were granted pursuant to an employee "swap" agreement to replace an equal number of shares previously granted under the Company's 1984 Employee Stock Option Plan. The 1994 Plan terminates on June 16, 2004. The text of the 1994 Plan, as currently in effect, is set forth in the Appendix to this Proxy Statement and is hereby incorporated by reference.

     On April 8, 1997, the Board of Directors adopted, subject to and effective upon stockholder approval, an amendment to the 1994 Plan to increase the maximum number of shares authorized for issuance by 750,000 shares to 2,250,000 shares. The purpose of the amendment is to enable the Company to continue to provide employees of the Company with opportunities to purchase stock in the Company, thereby increasing their motivation for and interest in the Company's long-term success.

Federal Income Tax Information

     The following brief description of the tax consequences of awards under the 1994 Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

     There are no Federal tax consequences either to the optionee or to the Company upon the grant of an Incentive Stock Option ("ISO") or a Non-qualified Stock Option ("NQSO"). On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the Fair Market Value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of an NQSO, the excess of the date-of-exercise Fair Market Value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

     Under the terms of the 1994 Plan, approval of the resolution authorizing the amendment to increase the total number of shares of Common Stock that may be sold under the Company's 1994 Employee Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1994 EMPLOYEE STOCK OPTION PLAN.

                                   PROPOSAL 4
             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to serve as the Company's independent auditors for the fiscal year commencing January 1, 1997. Although not required by the Company's Certificate of Incorporation or By-Laws, the Board of Directors is submitting to a vote of the stockholders a proposal to ratify the appointment of KPMG Peat Marwick LLP. KPMG Peat Marwick LLP served as the independent auditors for the Company for the year ended December 31, 1996. A representative of the firm will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement, if such representative desires to do so.

     Ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of a majority of the shares of Common Stock present and entitled to vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG PEAT MARWICK LLP.

OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that are likely to be brought before the meeting. However, in the event that any other matters properly come before the meeting, the persons named in the enclosed form of proxy will vote all proxies received in accordance with their judgment on such matters.

PROPOSALS BY STOCKHOLDERS

     Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1998, must be received by January 12, 1998, if they are to be included in the Company's Proxy Statement and form of proxy relating to such meeting.

SOLICITATION OF PROXIES

     The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed form of proxy will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone and telefax. The Company has retained Regan & Associates, Inc. to aid in the solicitation of proxies, for which such firm will be paid a fee of $5,000 plus reimbursable expenses.

                                              By Order of the Board of Directors

                                              RONALD S. LEVY
                                              Secretary
Fairfield, New Jersey
May 12, 1997

                                                                        Appendix

                           UNIGENE LABORATORIES, INC.
                         1994 EMPLOYEE STOCK OPTION PLAN

     1. Purpose. This Employee Stock Option Plan (the "Plan") is intended to provide incentives to selected employees of Unigene Laboratories, Inc. (the "Company") by providing them with opportunities to purchase stock in the Company, thereby increasing their motivation for and interest in the Company's long term success. The term Company shall include controlled subsidiaries where the context requires.

     2. Administration. The Plan shall be administered either by the Board of Directors of the Company (the "Board") or by a Committee (the "Committee") of not less than two directors of the Company. Each member of such Board or Committee shall be a person who, at the time of his appointment to, and at all times during his service as a member thereof satisfies the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended
("Exchange Act"), or any successor statute or regulation regarding the same subject matter.

     The Board or the Committee shall have authority, subject to the terms of the Plan, to determine the employees eligible for grant of options under the Plan, the employees to whom options shall be granted, whether the option is an Incentive Stock Option or a Non-qualified Stock Option, the number of shares to be covered by each option, the time or times at which options shall be granted, the option price, the term of the option, the date or dates upon which the option may be exercised, and the installments, if any, in which options may become exercisable, and the terms and provisions of the instruments by which options shall be evidenced; to interpret the Plan; and to make all determinations necessary or advisable for the administration of the Plan. The Board or the Committee shall also have the authority to grant to any holder of a stock option under this Plan a new stock option in substitution for such holder's existing option under this Plan which, upon his acceptance of the new option, would be cancelled, and may also grant an additional option or options to any holder of an option under this Plan or any other plan.

     No member of the Board or the Committee shall be liable for any action taken or omitted or for any determination made in good faith with respect to the Plan or any option granted under the Plan.

     3. Eligibility. Options may be granted only to persons who are employees (including officers and directors who are employees) of the Company, and, in the discretion of and as conclusively determined by the Board or the Committee, may include employees on authorized leave of absence.

     4. Stock. The stock as to which options may be granted is the Company's common stock ("Common Stock"). When options are exercised, the Company may either issue unissued shares of Common Stock or transfer issued shares of Common Stock held in its treasury. The total amount of Common Stock which may be sold under the Plan shall not exceed one million five hundred thousand (1,500,000) shares (subject to adjustment as provided in Section 7 herein). In the event that any outstanding option under the Plan, for any reason, expires, is surrendered or terminated or is canceled after a substitution pursuant to
Section 2 hereof prior to the exercise thereof with respect to any shares of Common Stock covered thereby, such shares shall be available for re-offering under the Plan.

     5. Granting of Options. Options may be granted under the Plan at any time prior to the tenth (10th) anniversary of the effective date of the Plan as set forth in Section 11 hereof. The date of grant of an option under the Plan shall be the date on which the option is awarded by the Committee or the Board.

     6. Terms and Conditions of Options. Options may be in the form of "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), herein called "Incentive Stock Options", or in the form of options which are not described in Section 422 or
Section 423 of the Code, herein called "Non-qualified Stock Options". Options granted under this Plan shall be evidenced by instruments in such form as the Committee or the Board may from time to time approve. Such options and the instruments issued to evidence such options shall conform to the following terms and conditions:

     (a) Number of Shares. The option shall be granted for a specific number of shares of Common Stock.

     (b) Option Price. The purchase price at which an option may be granted shall be not less than the Fair Market Value of the Common Stock at the time the option is granted or the par value thereof, if any, whichever is greater. Fair Market Value of a share of Common Stock on any date means the average of the closing sales price of a share of Common Stock as reflected in the report of trading by the principal quotation service, market or stock exchange on which the Common Stock is traded or listed on such date (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded) as published in The Wall Street Journal or in any other publication selected by the Board or the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Board or the Committee in such manner as it may deem appropriate and its decision shall be final and binding.

     (c) Payment. The option price shall be payable upon the exercise, in whole or in part, of the option, in cash, or to the extent authorized by the Board or the Committee prior to the time the option is exercised, in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the option is exercised. No shares shall be issued or transferred to an optionee until full payment therefor has been made.

     (d) Term of Options.  Each option  granted  shall  expire no later than ten
         (10) years after the date of its grant.

     (e) Exercise of Option. Each option shall become exercisable in one or more installments at the time or times as specified in the grant of the option. Once an installment becomes exercisable, it shall remain exercisable in whole or in part until expiration or termination of the option, except as hereinafter set forth in Section 7. No fractional shares shall be issued or cash adjustment for fractional shares made upon exercise of an option.

     (f) Death and Other Termination of Employment. Any option which has not theretofore expired, shall terminate upon termination of the optionee's employment with the Company whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such option, except that:

         (i) Upon termination of employment (other than by death or for Cause), an optionee may, within three (3) months after the date of termination of employment, purchase all or any part of the shares of Common Stock which such optionee was entitled to purchase under such option on the date of termination of employment.

         (ii) Upon the death of any optionee while employed with the Company or within the three-month period referred to in Section 6(f)(i) above, the optionee's estate or the person to whom such optionee's rights under the option are transferred by Will or the laws of descent and distribution may, within one hundred eighty (180) days after the date of such optionee's death, purchase all or any part of the shares of Common Stock which such optionee was entitled to purchase under such option on the date of death. Nothing in this
              Section 6(f) shall authorize the exercise of an option after the expiration of the exercise period therein provided, nor later than ten (10) years after the date of grant.

         (iii)If employment of an optionee by the Company terminates by reason of discharge for Cause, the option shall terminate upon the giving of notice of termination to the optionee or on the termination date stated in the option, whichever is earlier. The term Cause shall mean discharge from employment because of fraud, disclosure of trade secrets, activities in competition with the business of the Company, misappropriation of assets of the Company, intentional acts materially harmful to the Company or its business, or conviction of a crime involving moral turpitude.

     (g) Assignability. No option granted under the Plan shall be assignable or transferable by the optionee except by Will or by the laws of descent and distribution, and during the lifetime of the optionee, each option shall be exercisable only by the optionee or a duly appointed committee for an incompetent optionee.

     (h) Taxes and Withholding. The Company's obligation to deliver shares and/or property upon the exercise of any option or to accept shares on account of the purchase price shall be subject to applicable federal, state and local taxes and withholding requirements.

     (i) Limitations on Incentive Stock Options. Notwithstanding anything to the contrary herein set forth:

         (x) The option price under an Incentive Stock Option granted to an individual who, at the time the option is granted, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company shall be 110% of the Fair Market Value of the stock at the time of grant and the term shall be for no more than five (5) years.

         (y) The aggregate Fair Market Value of shares with respect to which Incentive Stock Options are exercisable (under this Plan and all other plans of the Company and its parent and subsidiary companies) for the first time by an optionee during any calendar year shall not exceed $100,000, applied to such options in the order granted. The aggregate Fair Market Value of shares of stock shall be determined as of the time the option with respect to such shares is granted.

         (z) All options granted as Incentive Stock Options shall comply with subsection (b) of Section 422 of the Code.

     (j) Rights as a Stockholder. An optionee shall have no rights as a Stockholder with respect to any shares covered by his option until the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such stock certificate, except as set forth in Section 7 herein.

     (k) Securities Act and Other Provisions. The instruments evidencing options may contain such other provisions, not inconsistent with the Plan, as the Board or the Committee deems advisable. Among these provisions may be a requirement that an optionee represent to the Company in writing, when an option is granted, and when he purchases shares on its exercise, that he is accepting such option, or purchasing such shares, unless they are then covered by an effective registration statement under the Securities Act of 1933, as amended ("Securities Act"), for his own account for investment and not with a view to distribution of any such shares. The stock certificate issued upon exercise of the option may bear such legend as counsel for the Company may deem advisable in connection with the Act. The Company shall have no obligation to register the shares issuable upon exercise of the options granted hereunder under the Securities Act or to list such shares on any quotation service, market or stock exchange or to continue such registration or listing.

     7. Adjustments, Termination and Acceleration of Options in Certain Events. To the extent deemed equitable and appropriate by the Board or the Committee, in its sole discretion, the number, price and class of shares covered by each option and the total number of shares that may be sold under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company, spin-off, split-up, rights offering, and in any merger or consolidation, reorganization, exchange of shares, or other change in the corporate structure ("corporate change"), liquidation or dissolution. Any option granted under the Plan may pertain to the securities and other property which holders of Common Stock would be entitled to receive in connection with such event. Notwithstanding the foregoing, and unless the acquiring, surviving or continuing corporation agrees in writing to assume the obligations under the option, in the event of a dissolution or liquidation of the Company, or a transfer of all or substantially all of its assets, or a merger or consolidation, or corporate change, the Board or the Committee may, in its sole discretion, terminate options as of the effective date of such event or accelerate the date when any or all installments of options shall become exercisable. Options granted under the Plan or any other plan need not be treated identically by the Board or the Committee with respect to termination, acceleration, or assumption. All decisions of the Committee or the Board hereunder shall be final and binding upon the option holder, provided, however, no Incentive Stock Option granted pursuant to this Plan shall be adjusted or accelerated in a manner that causes such Incentive Stock Option to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

     8. Effect on Optionee's Rights. All payments and benefits under the Plan shall constitute special benefits and shall not affect the level of benefits provided to or received by any optionee (or the optionee's estate or beneficiaries) as part of any employee benefit plan of the Company. The Plan shall not be construed to affect in any way an optionee's rights and obligations under any other plan maintained by the Company on behalf of employees. Nothing in the Plan or in any option granted pursuant to the Plan shall confer upon any employee the right to continue in the employment of the Company or restrict the right of the Company to terminate the employment of any employee.

     9. Indemnification of Board and Committee. In addition to such other rights of indemnification as they may have as members of the Board or as members of the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit or proceeding to which they or any of them may be or become a party by reason of any action taken or failure to act under or in connection with the Plan, or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the making of any such claim or commencement of any such action, suit or proceeding, a Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle, settle or defend the same before such Board or Committee member undertakes to handle, settle or defend the same on his own behalf.

     10. Compliance with Rule 16b-3. It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Exchange Act and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be construed so as to comply therewith.

     11. Term and Amendments of the Plan. The Plan shall be effective upon the date of approval of the Plan by the Stockholders of the Company at the 1994 Annual Meeting ("effective date") and shall, with the exception of options then outstanding, expire on the tenth (10th) anniversary of the effective date, and no option shall be granted under the Plan after its expiration. The Board may terminate or amend the Plan in any respect at any time provided that, except as provided in Section 7 of the Plan: (a) no action of the Board or the Stockholders may alter or impair an optionee's rights under any outstanding option without his consent, and (b) without the approval of the holders of a majority of all outstanding shares of the Company entitled to vote thereon, the total number of shares that may be sold under the Plan may not be increased, the provisions of Section 3, regarding eligibility, may not be modified, the price at which shares may be purchased pursuant to options may not be reduced and the expiration date of the Plan may not be extended.

     12. Use of Proceeds. Proceeds from the sale of stock pursuant to options granted under the Plan shall constitute general funds of the Company.

     13. Pronouns. Pronouns used in this Plan in the masculine shall be deemed to include the feminine and pronouns in the singular shall be deemed to include the plural, and the reverse, as appropriate in the context where the pronoun appears.

REVOCABLE PROXY

                           UNIGENE LABORATORIES, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

          PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING

                                  JUNE 30, 1997

  The undersigned stockholder of Unigene Laboratories, Inc. hereby appoints Warren P. Levy, Ronald S. Levy and Jay Levy, and each of them, as the undersigned's proxies (with the power of substitution), to vote all the shares of Common Stock of Unigene Laboratories, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Unigene Laboratories, Inc. to be held on June 30, 1997 at 11:00 A.M., Eastern Daylight time, and any adjournments thereof, on the following matters:

1. Election of directors

   Jay Levy, Ronald S. Levy,
   Warren P. Levy, Robert G. Ruark,
   Robert F. Hendrickson and George M. Weimer.

   [   ] FOR     [   ] WITHHOLD        [   ] FOR ALL EXCEPT


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------



2. Approval of amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock.

   [   ] FOR     [   ] AGAINST         [   ] ABSTAIN

3. Approval of amendment to the Company's 1994 Employee Stock Option Plan to increase the total number of shares that may be sold.

   [   ] FOR     [   ] AGAINST         [   ] ABSTAIN

4. Ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company.

   [   ] FOR     [   ] AGAINST         [   ] ABSTAIN

5. In their discretion in the transaction of any other business that may properly come before such meeting.

           The undersigned hereby revokes any proxy heretofore given.

          Please be sure to sign and date this Proxy in the box below.

                     ---------------------------------------
                                      Date

                     ---------------------------------------
                             Stockholder sign above

                     ---------------------------------------

                          Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                           UNIGENE LABORATORIES, INC.

  This proxy will be voted in accordance with instructions specified above, but in the absence of any instructions will be voted "FOR" Items 1, 2, 3 and 4. If any other business is presented at the meeting, the proxies are authorized to vote thereon in their discretion.

  The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4 noted above.

  Please sign exactly as your name appears on this card. If stock is registered in the names of two or more joint owners or trustees, each joint owner or trustee should sign this proxy. When signing as an executor, administrator, trustee, guardian, agent or attorney, please give your full title as such.


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY